Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
John W. Alexander, Chairman and Chief Executive Officer of Northfield Bancorp, Inc., a federal corporation (the “Company”), and William R. Jacobs, Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q/A for the quarter ended June 30, 2014, (the “Report”) and that to best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Alexander	Date: September 24, 2014
John W. Alexander
Chairman and Chief Executive Officer

/s/ William R. Jacobs	Date: September 24, 2014
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.